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       [LETTERHEAD OF KRONISH, LIEB, WEINER & HELLMAN LLP APPEARS HERE]


                                                               EXHIBIT 5.1

                                          May 8, 1996

Intermedia
 Communications of
 Florida, Inc. 3625
 Queen Palm Drive
 Tampa, Florida
 33619

Ladies and Gentlemen:

  We have acted as counsel to Intermedia Communications of Florida, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (Registration No. 33-34738) under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to the proposed underwritten concurrent offerings (together, the "Offerings") of $150,000,000 gross proceeds of Senior Discount Notes due 2006 (the "Senior Discount Notes") and of up to 4,596,192 shares of the Company's common stock, $.01 par value (the "Common Stock"), of which up to 4,099,503 shares of Common Stock are to be offered by the Company (the "Company Common Stock"), including 599,503 shares that may be so offered pursuant to an over-allotment option granted to the Underwriters, and 496,689 shares of Common Stock are to be offered by certain selling stockholders of the Company (the "Selling Stockholders Common Stock"). The Senior Discount Notes are to be issued pursuant to an indenture between the Company and Sun Trust Bank, Central Florida, National Association, as trustee (the "Indenture").

  In that connection, we have reviewed a draft of the Indenture, the Certificate of Incorporation of the Company, as amended, its By-laws, resolutions of its Board of Directors and such other documents and records as we have deemed appropriate.

  On the basis of such review, and having regard to such legal considerations that we deem relevant, it is our opinion that:

  1. The Company Common Stock to be offered pursuant to the Offering has been duly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable;

  2. The Selling Stockholders Common Stock to be offered pursuant to the Offering is duly authorized and duly and validly issued, fully paid and nonassessable;

  3. Upon the execution and delivery of the Indenture, substantially in the form of the draft reviewed by us, by the parties thereto and the execution, authentication and delivery of the Senior Discount Notes in accordance with the Indenture, the Senior Discount Notes will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except that (i) the enforceability of the Senior Discount Notes may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, including those relating to fraudulent transfers and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding may be brought; and

  4. The statements under the caption "Certain Federal Income Tax
Considerations" in the preliminary prospectus relating to the Senior Discount Notes included in the Registration Statement, insofar as such statements constitute summaries of federal income tax law, fairly summarize the matters referred to therein.

  We are members of the Bar of the State of New York and do not purport to be experts or give any opinion except as to matters involving the laws of such State, the general corporate law of the State of Delaware and federal laws of the United States.


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  We hereby consent to the reference to us under the caption "Legal Matters" in each of the preliminary and final prospectuses included, and to be included, in the Registration Statement and under the caption "Certain Federal Income Tax Considerations" in the preliminary and final prospectuses relating to the Senior Discount Notes included, and to be included, in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          Kronish, Lieb, Weiner & Hellman LLP

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